EXHIBIT 10.22

                       SEPARATION AND SEVERANCE AGREEMENT

         This Separation and Severance Agreement ("Agreement") is made and entered into by and between Genesis Technology Group, Inc. (the "Company"), Dr. James Wang ("Wang"), Yastock Investment Consulting Company, Limited ("Yastock"), and Shanghai Yastand Information Technology Company, Limited ("Yastand") (collectively, the "Parties") as of the 10th day of December 2004.

                                    RECITALS

         A. Wang has been employed by the Company as President and served as the Company's Chairman of the Board of Directors.

         B Wang and the Company entered into a new Employment Agreement on August 1, 2004 (the "Employment Agreement").

         C. After lengthy discussions among the Parties concerning the operations, management structure and future of the Company, the Parties desire to terminate their relationship and reorganize the structure of the Company on an amicable basis pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, undertakings and releases, receipt of which is hereby acknowledged as sufficient consideration by both Parties, the Parties agree as follows:

         1. RECITALS. The above recitals are true, correct, and are herein incorporated by reference.

         2. RESIGNATION OF EMPLOYMENT. Wang hereby resigns as President and Chairman of the Board and Director and from any and all other offices or positions he may have had with the Company, to be effective on the Termination Date, as defined herein

         Wang acknowledges that he has timely received all wages, benefits or other monies due through the date of this Agreement under the Employment Agreement or otherwise from the Company.

         3. TERMINATION. The Employment Agreement is permanently terminated effective on the Termination Date. Except as otherwise provided for herein in this Agreement, no provision of the Employment Agreement shall survive the termination of Wang's employment with the Company, including, but not limited to, Wang's obligations under sections 1(A), 9, 10, 11, 12, 15, and 17 of the Employment Agreement.

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         4. SEVERANCE AND BENEFITS. Subject to the conditions set forth herein, the Company and Wang agree to the following.

         (a) The Company shall transfer its ownership interest in and to Yastock and Yastand, free and clear of all liens, pledges, hypothecation, option, contract and other encumbrance, to the previous owners.


         (b) Yastock/Yastand have negotiated the following contracts on behalf of the Company, and the Yastock/Yastand agrees to transfer all rights and privileges of these agreements to Company for its future use and benefit:

                  SVA-NEC LCD panel contract
                  SVA personal computer agreement
                  KTC OEM agreement
                  Concord Panel PC contract

         (c) The Company shall transfer to Yastock 2/3rds of its ownership interest in the joint venture with CIIC Investment Banking Services Company, Limited, free and clear of all liens, pledges, hypothecation, option, contract and other encumbrance.

         (d) At the close of business on December 13, 2004, the Company shall issue Wang 562,5000 shares of the Company's common stock ("Shares") pursuant to the Company's 2004 Stock Option Plan, which Shares shall be registered under an effective registration statement on Form S-8 ("Registration Statement"); To discharge its obligation under this paragraph, the Company shall amend the Registration Statement at its sole cost and expense to include Wang as a selling shareholder within forty-five (45) days of the Termination Date of this Agreement. Wang acknowledges and understands that the aggregate amount of shares sold under the Registration Statement during any three-month period cannot exceed an amount equal to 1% of the Company's issued and outstanding shares of common stock.

         (e) The Company shall deposit in escrow with Schneider, Weinberger & Beilly, LLP, counsel for the Company, $100,000 on December 17, 2004. The $100,000 shall be payable and will be released to Wang on the day after the Company files its annual report on Form 10-KSB for the year ended September 30, 2004 ("Annual Report") with the Securities and Exchange Commission ("SEC") and the Annual Report is accepted by the SEC edgar filing system.

         (f) Wang agrees to provide substantial assistance and leadership to the Company in the preparation of the Company's Annual Report and organization of all audits of subsidiaries. Wang will assist GTEC maintain a good relationship between GTEC and its subsidiary Chorry Technologies, LTD.

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         (g) Wang has received options ("Options") to purchase 1,500,000 shares
("Option Shares") of the Company's common stock at an exercise price of .06 cents per share pursuant to the Employment Agreement and the Company's Non-Qualified Stock Option Plan, which Options and Option Shares have been registered in the Registration Statement, described in 4(d) above. The Options have, and the Company agrees to abide by, an exercise expiration date of December 31, 2005, at which time the Options, if not otherwise exercised, shall terminate. In the event that it is necessary to amendment the Registration Statement to enable Wang to exercise the Options and/or for the resale of the Option Shares acquired by Wang thereunder, then the Company agrees to file, at its sole cost and expense, an amendment to the Registration Statements, or furnish an opinion letter by counsel for the Company that such amendment is not required, if applicable, within forty-five (45) days of a written request from Wang to do so.

         (h) For a period of three (3) years following the Termination Date of this Agreement, Wang, Yastock and Yastand shall not (i) without first obtaining the written consent of the Company, directly or indirectly, do business with any of the past or current customers of the Company, or (ii) directly or indirectly, solicit or proposition, or otherwise attempt to induce any of the customers of the Company to terminate their relationships with the Company.

         (i) The Company agrees that if Wang is made a party, is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that Wang is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, officer, member, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Wang's alleged action in an official capacity while serving as a director, officer, member, employee, or agent, Wang shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's Articles of Incorporation, Bylaws, or resolutions of the Board of the Company, or, if greater, by the laws of the State of Florida, against all cost, expense, liability, and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Wang in connection therewith, and such indemnification shall continue as to Wang even if he has ceased to be a director, member, employee, or agent of the Company or other entity and shall inure to the benefit of Wang's heirs, executors, and administrators. The Company shall also advance to Wang all reasonable costs and expenses incurred by Wang in connection with a Proceeding within twenty (20) days after receipt by the Company of a written request for such advance. Such request shall include a written undertaking by Wang to repay the amount of such advance if it shall ultimately be determined that Wang is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligation to repay shall be limited to the after-tax amount of any such advance except to the extent Wang is able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for repayment.

         (j) The Company shall transfer to Yastock 95,000 shares of Dragon International Group Corp. restricted common stock contemporaneously with the execution of this Agreement.

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         (k) Wang acknowledges that, in consideration of the terms of this
Agreement, the Company is not obligated to pay him any severance pay under the terms of the Employment Agreement or otherwise, and agrees that the amounts set forth above are all that Wang is to receive from the Company. Such severance pay is in full and complete satisfaction of all of the Company's obligations to Wang, including, without limitation, all salary, commissions, stock options, car allowances, vacation pay or other compensation of any kind. Wang agrees that this severance payment constitutes consideration for the covenants and releases of Wang as set forth herein.

         5. TERMINATION DATE AND CONDITION TO AGREEMENT. The effective date of the resignation of Wang and termination of the Employment Agreement shall be December 13, 2004 ("Termination Date"). This Agreement shall be subject to the Company receiving all necessary corporate authority and approval to perform the transactions and obligations to be performed by it hereunder.

         6 RETURN OF PROPERTY. As a condition to the terms of this Agreement, Wang shall return to the Company, in good condition, all property, documentation and materials of the Company in the Wang's possession, except Wang will keep a personal computer and related equipment (monitor, keyboard, etc.) and the laptop that he is using.

         7. NON-DISPARAGEMENT. The Company and Wang further agree that they shall not make any disparaging, denigrating or untrue statements about the parties or about any other employee of the Company. It is agreed and understood that any breach of this paragraph by Wang or the Company would be material to the other.

         8. GENERAL RELEASES AND VOLUNTARY WAIVER OF RIGHTS.

         (a) Except for the obligations created by or arising out of this Agreement, effective on the Termination Date, Wang, Yastock, Yastand, and Wang's descendants, heirs, successors and assigns, and Yastock's and Yastand's successors and assigns, and each of them, does hereby release, acquit, satisfy and forever discharge and covenant not to sue the Company, its agents, servants, employees and all persons for whose conduct it is legally responsible, including, but not limited to, its officers, directors, attorneys, insurers, stockholders, parent, subsidiary, affiliated or related entities and their respective successors and assigns, and each of them, past or present, from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically but not limited to, any and all claims arising out of such employment relationship which Wang ever had (including claims not yet accrued) against the Company, its agents, servants, employees and persons for whom it is legally responsible, for and upon any reason arising out of the employment relationship Wang had with the Company and the transactions and relationships described herein. Wang, Yastock and Yastand specifically acknowledge that they have been advised that they should consult with an attorney concerning their rights and the signing of this Release.

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         (b) Except for the obligations created by or arising out of this
Agreement, effective on the Termination Date, the Company, and the Company's successors and assigns, and each of them, does hereby release, acquit, satisfy and forever discharge and covenant not to sue Wang, Wang's descendants, heirs, successors and assigns, Yastock, Yastand and Yastock's and Yastand's successors and assigns, and each of them, past or present, from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically but not limited to, any and all claims arising out of such employment relationship which the Company against Wang, for and upon any reason arising out of the employment relationship with Wang and the transactions and relationships described herein.

         9. NON-ADMISSIONS. The Company, Wang, Yastock and Yastand agree that neither this Agreement nor the consideration given shall be construed as an admission of any wrongdoing or liability by the Company, Wang, Yastock or Yastand, and that all such liability or wrongdoing is expressly denied.

         10. ANTI-COERCION. Each of the Parties hereto has entered into this Agreement without undue influence, fraud, coercion, duress, misrepresentation, or restraint having been imposed upon them by any other party, and further acknowledges that each party had the opportunity to be represented by counsel of their own selection.

         11. INTERPRETATION OF RELEASE. That this Agreement shall be construed in any case which doubt may arise in such a manner as will make it lawful and fully enforceable, and in the event that any part hereof shall be deemed unenforceable or illegal, then it is the intention of the Parties hereto that such part be severed and only the remainder be in force. That for the purposes of interpretation and construction of this Agreement, this Agreement shall be deemed to have been drafted by the Company and by Wang.

         12. NOTICES. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of Wang, Yastock or Yastand to the business or residence as shown on the records of the Company, or in the case of the Company to its principal office or at such other place as it may designate.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties and shall not be modified, altered, or discharged, except by a writing signed by each of the Parties hereto.

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         14. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by the laws of the State of Florida. The Parties acknowledge that this Agreement contains provisions, which are enforceable in the State of Florida, and all Parties consent to the personal jurisdiction of the State of Florida. The Company and Employee acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 17th Judicial Circuit (or its successor) in and for Broward County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

         16. WAIVER OF BREACH - EFFECT. No waiver or any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the Party waiving the breach

         17. FULL UNDERSTANDING AND VOLUNTARY ACCEPTANCE. In entering into this Agreement, the Parties represent that they have relied upon the advice of their attorneys or have chosen to enter into this Agreement without the assistance of counsel based upon their understanding of the terms hereof. The terms of this Agreement have been completely read and explained to them by there attorneys and/or they have reviewed the terms hereof in complete detail and that the terms are fully understood and voluntarily accepted by them. The Parties understand and agreement that Schneider, Weinberger & Beilly, LLP is counsel to the Company and is not counsel, and has not rendered advice, to Wang.

         18. ATTORNEYS' FEES. In the event of proceeding arising out of the construction, enforcement, and/or interpretation of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, both on the trial and appellate level.

         19. HEADINGS. The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         WANG ACKNOWLEDGES THAT WANG HAS READ THIS AGREEMENT, THAT WANG HAS BEEN GIVEN AMPLE OPPORTUNITY TO REVIEW IT AND TO CONSULT WITH A REPRESENTATIVE OR ATTORNEY OF WANG'S CHOOSING CONCERNING ITS TERMS. WANG FURTHER ACKNOWLEDGES THAT WANG UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IS VOLUNTARILY ENTERING INTO IT WITH THE COMPANY.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                        Genesis Technology Group, Inc.

                        By: /s/ Gary Wolfson
                            ----------------
                            Gary Wolfson, Chief Executive Officer
                        Date: 12/14/04
                              --------


                        /s/ James Wang
                        --------------
                        Dr. James Wang
                        Date: 12/13/04
                              --------


                        Yastock Investment Consulting Company, Limited

                        By: /s/ Robert Zhuang
                            -----------------
                        Print Name: Robert Zhuang
                                    -------------
                        Title: President
                               ---------
                        Date: 12/13/04
                              --------


                        Shanghai Yastand Information Technology Company, Limited

                        By:
                            -------------------------------
                        Print Name:
                                    -----------------------
                        Title: President
                               ---------
                        Date: 12/13/04
                              --------


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